As filed with the Securities and Exchange Commission on May 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-3046866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
177 Broad Street, 12th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan

(Full Title of the Plan)

James A. DePalma

Chief Financial Officer

Revolution Lighting Technologies, Inc.

177 Broad Street, 12th Floor

Stamford, CT 06901

(Name and Address of Agent For Service)

(203) 504-1111

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	500,000 shares(2)	$7.915(3)	$3,957,500(3)	$458.68

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares issuable under the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Stock Market on May 5, 2017.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E ON FORM S-8

This Registration Statement is filed by Revolution Lighting Technologies, Inc. (the “Company”) for the purpose of registering additional securities of the same class and relating to the same employee benefit plan as securities for which the Company has an effective Registration Statement on Form S-8. The Company previously registered 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan, as amended (the “Plan”), on a Form S-8 (File No. 333-188719) filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2013 (the “Original Registration Statement”). After giving effect to the one-for-ten reverse stock split of the Common Stock, effective as of March 10, 2016, the number of shares of Common Stock covered by the Original Registration Statement was proportionately reduced to 150,000 shares. The number of shares available for issuance under the Plan has been subsequently increased.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC (File No. 000-23590 unless otherwise noted):

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017, including the information incorporated by reference into the Annual Report on Form 10-K from the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the SEC on Schedule 14A on March 23, 2017;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 2, 2017;

(c) The Company’s Current Reports on Form 8-K filed with the SEC on February 1, 2017 and May 5, 2017; and

(d) The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on March 4, 1994, as amended (including by the Current Report on Form 8-K filed with the SEC on August 4, 2014).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 000-23590) filed on August 4, 2016)

4.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-23590) filed on January 30, 2013)

5	Opinion of Hinckley, Allen & Snyder LLP*

23.1	Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5)*

23.2	Consent of RSM US LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included on the signature pages of this Registration Statement)*

99	Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-23590) filed with the SEC on March 23, 2017)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 10th day of May, 2017.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Revolution Lighting Technologies, Inc., hereby severally constitute and appoint Robert V. LaPenta and James A. DePalma, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Revolution Lighting Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. LaPenta Robert V. LaPenta	Chief Executive Officer, President and Director (Principal Executive Officer)	May 10, 2017

/s/ James A. DePalma James A. DePalma	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 10, 2017

/s/ William D. Ingram William D. Ingram	Director	May 10, 2017

/s/ Dennis McCarthy Dennis McCarthy	Director	May 10, 2017

/s/ Stephen G. Virtue Stephen G. Virtue	Director	May 10, 2017

INDEX TO EXHIBITS

Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 000-23590) filed on August 4, 2016)

4.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-23590) filed on January 30, 2013)

5	Opinion of Hinckley, Allen & Snyder LLP*

23.1	Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5)*

23.2	Consent of RSM US LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included on the signature pages of this Registration Statement)*

99	Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-23590) filed with the SEC on March 23, 2017)

*Filed herewith.